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[LOGO] AIG American
         General

                                                                   EXHIBIT(l)(1)

                                                        Wayne Barnard, FSA, MAAA
                                                        Senior Vice President

                                  June 15, 2004

The United States Life Insurance Company
   in the City of New York
830 Third Avenue
New York, NY 10022

Ladies and Gentlemen:

     This opinion is furnished in connection with the filing of the Registration Statement on Form N-6 by The United States Life Insurance Company in the City of New York Separate Account USL VL-R (the "Separate Account") and The United States Life Insurance Company in the City of New York ("USL") covering an indefinite number of units of interests in the Separate Account. Net premiums received under USL's Platinum Investor(R) Survivor II last survivor flexible premium variable life insurance policies (the "Policies") to be offered by USL may be allocated by USL to the Separate Account as described in the Prospectus forming a part of the Registration Statement.

     I am familiar with the Policies' provisions. I am also familiar with the description contained in the Prospectus. In my opinion:

     The table of cost of insurance rates, set forth under "Tables of Charges" in the Prospectus, contains both the current and guaranteed rates to be used for these Policies for persons of illustrative ages. These rates have not been designed so as to make the relationship between current and guaranteed rates more favorable for persons of the ages illustrated than for persons at other ages or different gender.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Actuarial Expert" in the Statement of Additional Information.

                                         Very truly yours,


                                         /s/ WAYNE A. BARNARD
                                         ---------------------------------------
                                         Wayne A. Barnard
                                         Senior Vice President

                      American General Life Companies, LLc
                  Member of American International Group, Inc.

          2727-A Allen Parkway . Houston, TX 77019-2155 . 713.831.3246
                  . Fax 713.342.7550 . wayne_barnard@aigag.com